SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 24, 2008 (March 18, 2008)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	0-21021	04-3308902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merrimack Street Lowell, Massachusetts		01852
(address of principal executive offices)		(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Compensatory Arrangements of Certain Officers

Enterprise Bancorp, Inc. (the “Company”) maintains an Employee Incentive Compensation Plan (the “Plan”) for the employees of its wholly owned subsidiary, Enterprise Bank and Trust Company (the “Bank”).  Under the Plan, which was first adopted in 2007, all of the Bank’s employees, including its executive officers, are eligible to receive an annual incentive cash bonus based upon the attainment of various predetermined financial performance goals applicable to the individual’s designated group within the Bank and the individual’s personal performance evaluation.  The amount of potential bonus payouts under the Plan are based on a percentage of an employee’s base wages for the year, subject to the Bank’s achieving specified minimum performance targets before any payments are earned.

On March 18, 2008, the Company’s Board of Directors approved the key performance factors, the minimum performance targets and the maximum payout percentages applicable to each of the designated employee groups, including executive officers, under the Plan for 2008.

The following table sets forth the potential bonus amounts, expressed as a percentage of base wages, under the Plan for the Company’s executive officers, including its chief executive officer, chief financial officer and other named executive officers, for the year ending December 31, 2008 based on net income growth, which accounts for 50% of the total bonus amount, and various other growth factors, which together account for the remaining 50% of the total bonus amount (namely, growth in low cost deposits (25%), commercial loans (20%) and investment advisory group fees (5%)).  The estimated total bonus amounts listed in the far right-hand column of the table reflect the total bonus amounts that could be achieved at each of the corresponding net income growth target levels listed in the far left-hand column, and are based on the assumption that if the net income growth target level is achieved, then the growth target levels for each of the other growth factors (i.e., growth in low cost deposits, commercial loans and investment advisory group fees) applicable at such level of net income growth (which are not included in the table for the sake of simplicity) will also be achieved.  Depending upon the actual growth levels achieved for the various growth factors other than net income growth,  the actual total bonus amounts that could be paid at each target level of net income growth could be different than shown in the table, although under no circumstances could the total bonus amount exceed a payout of 52.50% of an individual’s base wages in any given year.

Net Income Growth	Bonus % Based on Net Income Growth	Bonus % Based on Other Growth Factors	Estimated Total Bonus Payout %
5%	8.75%	8.75%	17.50%
6%	10.00%	10.00%	20.00%
7%	11.25%	11.25%	22.50%
8%	12.50%	12.50%	25.00%
9%	13.75%	13.75%	27.50%
10%	15.00%	15.00%	30.00%
11%	16.25%	16.25%	32.50%
12%	17.50%	17.50%	35.00%
13%	18.75%	18.75%	37.50%
14%	20.00%	20.00%	40.00%
15%	21.25%	21.25%	42.50%
16%	25.00%	25.00%	50.00%
17%	26.25%	26.25%	52.50%

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: March 24, 2008	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer